Exhibit 10.114

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Executed Copy

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is made this 5th day of March, 2007 (the “Effective Date”), by and between CyDex, Inc., a Delaware corporation with offices at 10513 W. 84th Terrace, Lenexa, Kansas 66214 (“CyDex”), and Prism Pharmaceuticals, Inc., a Delaware corporation with offices at 1150 First Ave, Suite 1050, King of Prussia, Pennsylvania 19406 (“Prism”).

RECITALS

WHEREAS, CyDex is engaged in the business of developing and commercializing novel drug delivery technologies designed to enhance the solubility and effectiveness of existing and development-stage drugs;

WHEREAS, CyDex is the exclusive worldwide licensee of CAPTISOL®, a patented drug formulation system designed to enhance the solubility and stability of drugs;

WHEREAS, CyDex and Prism are also parties to a license agreement dated January 4, 2006 (as amended on December 22, 2006, the “License Agreement”), which sets forth the terms of a license from CyDex to Prism to use certain know-how and patents related to CAPTISOL-enabled® Amiodarone; and

WHEREAS, CyDex desires to sell CAPTISOL® to Prism, and Prism desires to purchase CAPTISOL® from CyDex, in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to-be legally bound, agree as follows:

1. DEFINITIONS.

For the purposes of this Agreement, the terms hereunder shall have the meanings as defined below:

1.1 “Affiliate” means, with respect to any party, any entity controlling, controlled by, or under common control with such party, during and for such time as such control exists. For these purposes, “control” shall refer to the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest with the power to direct the management and policies of the relevant entity.

1.2 “Backup Manufacturing Facility” has the meaning specified in Section 3.5(b).

1.3 “CAPTISOL” means CAPTISOL®, also known scientifically as [***].

1.4 “Cause” has the meaning specified in Section 3.5(d).

1.5 “cGMPs” means all applicable standards relating to manufacturing practices for bulk excipients, including U.S. Pharmacopoeia <1078> and ICH Guidelines.

1.6 “Clinical Grade CAPTISOL” means CAPTISOL which (a) has been manufactured in accordance with the cGMPs and meets the Specifications for Clinical Grade CAPTISOL, (b) is intended for use in humans, and (c) is intended for manufacturing the Licensed Product for clinical trials.

1.7 “Commercial Grade CAPTISOL” means CAPTISOL which (a) has been manufactured in accordance with the cGMPs and meets the Specifications for Commercial Grade CAPTISOL, (b) is intended for use in humans, and (c) is intended for manufacturing the Licensed Product for commercial sale.

1.8 “Commercial Launch Date” means, in any particular country, the first sale by Prism, its Affiliates or sublicensees of the Licensed Product.

1.9 “Detailed Forecast” has the meaning specified in Section 3.1(b).

1.10 “DMF” means a Drug Master File for CAPTISOL, as currently filed, or as hereafter updated from time to time, by CyDex with the FDA.

1.11 “Failure to Supply” has the meaning specified in Section 3.6(c).

1.12 “FDA” means the United States Food and Drug Administration, or any successor thereto.

1.13 “File Retention Samples” has the meaning specified in Section 3.4(c).

1.14 “Force Majeure” means any event or circumstance beyond the reasonable control of the affected party, including but not limited to, fire, flood, typhoon, earthquake, natural disaster, explosion, war, strike, labor unrest, riot, embargo, act of terrorism, act or omission of carriers, act of God or enactment or revision of any law, rule, regulation or regulatory advisory opinion or order applicable to the manufacturing, marketing, sale, reimbursement and/or pricing of CAPTISOL or Licensed Product.

1.15 “ICH Guidelines” means all relevant guidelines promulgated from time to time by the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.16 “Indenmitee” has the meaning specified in Section 8.4.

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1.17 “Indenmitor” has the meaning specified in Section 8.4.

1.18 “License Agreement” has the meaning specified in the Recitals above.

1.19 “Licensed Product” means CAPTISOL-enabled® Amiodarone (and all polymorphs and active metabolites of amiodarone known by CyDex (or its agents) as of the Effective Date of the License Agreement) and all formulations for all uses in humans and animals.

1.20 “Losses” has the meaning set forth in Section 8.1.

1.21 “Manufacturing Facilities” has the meaning specified in Section 3.5(b).

1.22 “Manufacturing License” has the meaning specified in Section 3.6(d).

1.23 “Marketing Approval” means final approval of an NDA by the FDA, or final approval of a comparable document filed with an equivalent health regulatory authority in any other country or in the European Union (using the centralized process or mutual recognition), including all required marketing, pricing or reimbursement approvals.

1.24 “NDA” means a New Drug Application, as defined in the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, or a similar application filed with an equivalent regulatory body in another country.

1.25 “Notice of Default” has the meaning specified in Section 11.2.

1.26 “Notice of Termination” has the meaning specified in Section 11.2.

1.27 “Primary Manufacturing Facility” has the meaning specified in Section 3.5(b).

1.28 “Purchase Volume Limitations” has the meaning specified in Section 3.1(c).

1.29 “Q1” “Q2,” “Q3” or “Q4” has the meaning specified in Section 3.1(b).

1.30 “Quality” has the meaning specified in Section 3.2.

1.31 “Quality Agreement” has the meaning specified in Section 3.4(a).

1.32 “Research Grade CAPTISOL” means CAPTISOL which has not been manufactured under required conditions of current good manufacturing practices and is not suitable for use in humans, but which meets the Specifications for Research Grade CAPTISOL.

1.33 “Specifications” means the specifications for Research Grade, Clinical Grade and Commercial Grade CAPTISOL respectively, as set forth in Exhibit A hereto, as such may be amended from time to time pursuant to Section 3.2.

1.34 “Stability” has the meaning specified in Section 3.2.

1.35 “Term” has the meaning specified in Section 11.1.

1.36 “Territory” means the entire world.

1.37 “Testing Methods” has the meaning specified in Section 3.4(b).

1.38 “Third-Party Manufacturer” has the meaning specified in Section 3.5(a).

2. PURCHASE OF CAPTISOL. Subject to Section 3.6(c), Prism agrees that Prism and its Affiliates and sublicensees shall purchase CAPTISOL [***] from CyDex and that they shall [***]. CyDex agrees that CyDex shall produce (or have produced for it) and sell to Prism [***] of Prism’s and its Affiliates’ and sublicensees’ requirements for CAPTISOL, during the Term and subject to the provisions of this Agreement. Purchases of CAPTISOL may include Research Grade CAPTISOL, Clinical Grade CAPTISOL and/or Commercial Grade CAPTISOL. Prism may place orders for CAPTISOL on behalf of its Affiliates and sublicensees; provided, however, that (a) Prism shall instruct CyDex as to the location for the shipment thereof; (b) [***] to [***] of [***] with [***] thereto; and (c) if Prism requests that CyDex deliver such orders to Prism for re-delivery thereof by Prism to its Affiliates or sublicensees, Prism shall comply with all applicable laws, rules and regulations applicable to the transportation of CAPTISOL from Prism to its Affiliates and sublicensees.

3. MANUFACTURE AND SUPPLY OF CAPTISOL.

3.1 Supply Terms.

(a) Long-term Forecast. No later than [***] months prior to the anticipated Commercial Launch Date by Prism or its Affiliates or sublicensees of the Licensed Product in any particular country, Prism shall provide CyDex with a forecast setting forth Prism’s estimate of the required quantities of Commercial Grade CAPTISOL for each of the following [***] years. Such long-term forecast shall thereafter be updated by Prism at least [***] every [***] months.

(b) Binding Detailed Forecast. At least [***] days prior to the first order of Commercial Grade CAPTISOL, Prism shall deliver to CyDex a detailed rolling forecast setting forth Prism’s requirements and anticipated delivery schedules for Commercial Grade CAPTISOL for each calendar quarter during the succeeding [***] month period (the “Detailed Forecast”). For purposes of this Agreement, a calendar quarter means the consecutive three (3) month period ending March 31, June 30, September 30, and December 31, respectively. The parties acknowledge and agree that the first [***] covered in the Detailed Forecast may be for a period less than the full three (3) month period but that each subsequent calendar quarter shall be for a full three (3) month period. The Detailed Forecast shall thereafter be updated by Prism quarterly on a rolling basis, no later than the first day of each calendar quarter, so that for each calendar quarter CyDex shall have been provided with a rolling Detailed Forecast for each calendar quarter during the [***] period commencing on the [***] day of the next calendar

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quarter following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be firm and binding on Prism, subject to the permissible variances set forth in Section 3.1(c) below, with respect to the first, second, and third calendar quarters covered by such updated Detailed Forecast (“Q1”, “Q2”, and “Q3”, respectively, and where the fourth calendar quarter shall be “Q4”). If Prism fails to provide an updated Detailed Forecast in accordance with this Section 3.1(b), the Detailed Forecast last provided by Prism shall be deemed to be Prism’s Detailed Forecast for the next succeeding [***] period.

(c) Detailed Forecast Variances. Each updated Detailed Forecast may modify the amount of Commercial Grade CAPTISOL estimated in the previous Detailed Forecast in accordance with the following limitations (the “Purchase Volume Limitations”):

(i) for the Q1 covered by such updated Detailed Forecast, [***] the forecast provided for the Q2 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;

(ii) for the Q2 covered by such updated Detailed Forecast, no change in excess of a [***]percent ([***]%) volume increase or decrease may be made to the forecast provided for the Q3 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

(iii) for the Q3 covered by such updated Detailed Forecast, no change in excess of a [***] percent ([***]%) volume increase or decrease may be made to the forecast provided for the Q4 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

In each case CyDex’s consent shall not be unreasonably conditioned, delayed or withheld.

(d) Purchase Orders. Prism shall place a firm purchase order with CyDex in a form mutually agreed upon by the parties, for Prism’s order of Commercial Grade CAPTISOL for Q1 delivery consistent with the Detailed Forecast. Each purchase order, for all grades of CAPTISOL, shall specify (i) the grade of CAPTISOL ordered (i.e., Commercial Grade CAPTISOL, Clinical Grade CAPTISOL or Research Grade CAPTISOL); (ii) quantities; (iii) delivery dates, and (iv) reasonable shipping instructions. CyDex shall use [***] to comply with Prism’s requested delivery dates; provided, however, that any purchase order of Commercial Grade CAPTISOL is received by CyDex at least [***] days prior to the stipulated delivery date and that any purchase order of Clinical Grade CAPTISOL or Research Grade CAPTISOL is received by CyDex at least [***] days prior to the stipulated delivery date. No purchase order shall be binding upon CyDex until accepted by CyDex in writing; provided that CyDex (x) shall accept in writing within [***] days after CyDex’s receipt of each purchase order for Clinical Grade CAPTISOL or Research Grade CAPTISOL, (y) shall accept in writing within [***] days after CyDex’s receipt of each purchase order for Commercial

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Grade CAPTISOL from Prism with respect to the quantities of CAPTISOL ordered that do not exceed the Purchase Volume Limitations and (z) shall notify Prism of CyDex’s ability to fill any quantities of such purchase order for Commercial Grade CAPTISOL that are in excess of the Purchase Volume Limitations within [***] days after CyDex’s receipt of such purchase order. CyDex shall not be obligated to accept such orders to the extent that the quantities of Commercial Grade CAPTISOL ordered exceed the Purchase Volume Limitations, but CyDex shall use good faith efforts to fill such orders for such excess quantities from available supplies. If CyDex, despite the use of good faith efforts, is unable to supply such quantities that exceed the Purchase Volume Limitations to Prism, such inability to supply shall not be deemed to be a breach of this Agreement by CyDex or a failure (including a Failure to Supply) by CyDex to supply for any purpose. If any purchase order or other document submitted by Prism hereunder or any other document passing between the parties contains terms or conditions in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall control and prevail and such additional or inconsistent terms are hereby expressly rejected.

3.2 Modified Specifications.

(a) General. Subject to the terms and conditions set forth in Section 3.2 hereof, CyDex shall have the right to change the Specifications from time to time during the Term. With respect to any change in the Specifications, CyDex shall give Prism at least [***] days notice of such change (the “Change Notice”) to enable Prism to perform any tests to determine the impact of such change in the Specifications on the stability and quality specifications of the Licensed Product (the “Stability” and “Quality”, respectively). CyDex shall not implement any changes specified in such Change Notice during the aforementioned [***] day period. In the event that Prism reasonably determines (and Prism shall have provided CyDex with written notice regarding its determination together with relevant data serving the basis thereof), that such change of Specifications may change the Stability and/or Quality or may have an adverse effect on any of Prism’s regulatory approvals or regulatory applications/submissions concerning the Licensed Product and/or CAPTISOL (including without limitation, preventing receipt of such regulatory approval, or causing any delay or additional cost in obtaining such regulatory approval), then the following shall apply:

(i) CyDex shall be entitled to change the Specifications after the expiration of the Change Notice period; provided that upon CyDex’s receipt of Prism’s written request and a purchase order covering a period of [***] months, CyDex shall segregate in its inventories of CAPTISOL at the unchanged Specifications the amount of CAPTISOL ordered in such purchase order; provided that such amount shall not exceed [***] times the aggregate quantity of CAPTISOL specified in the last Detailed Forecast for the [***] months provided by Prism to CyDex prior to Prism’s receipt of the Change Notice, which segregated amount shall be sold to Prism. The purchase order shall set forth scheduled delivery dates, which dates may be changed upon [***] days advance written notice to CyDex, provided however, that CyDex shall have no obligation to deliver the ordered CAPTISOL later than the [***] month period covered in the original purchase order given by Prism to CyDex pursuant to this Section 3.2(a)(i).

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CyDex shall invoice Prism and Prism shall make payments to CyDex pursuant to Section 4.2 hereof with respect to CAPTISOL purchased under this Section 3.2(a)(i).

(ii) CyDex shall notify Prism pursuant to Section 3.6(a) in the event CyDex is unable to supply CAPTISOL at the unchanged Specifications. Following receipt of such notice, Prism may immediately exercise the Manufacturing License and the back-up manufacturing right for CAPTISOL at the unchanged Specifications and CyDex shall assist Prism in exercising the Manufacturing License and the back-up manufacturing right in accordance with Sections 3.6(c) and 3.6(d) hereof for CAPTISOL at the unchanged Specifications.

(b) Changes Required by Regulatory Authorities. If any regulatory agency having jurisdiction requires any changes to the Specifications, CyDex shall use [***] to make such changes in accordance with the time frames and requirements of the applicable regulatory agency, without derogating from CyDex’s right to contest any such requirement of any regulatory agency. CyDex shall promptly advise Prism as to any lead-time changes or other terms which may result from such a required change to the Specifications pursuant to this Section 3.2(b) and shall use all its commercially reasonable efforts to minimize the impact on Prism’s purchase orders of such changes in lead-time or other terms.

(c) Reimbursement of Costs. CyDex shall be solely responsible for all costs incurred in implementing any changes to the Specifications except in the event that a change to the Specifications is (A) specific to the Licensed Product (and not generally with respect to CAPTISOL for all products using CAPTISOL as a component), and (B) required by any regulatory agency having jurisdiction or requested by Prism. In the event that the change is pursuant to the foregoing subclauses (A) and (B), then: (1) Prism shall [***] CyDex for [***] and [***] by CyDex or its Third-Party Manufacturer related to implementing such change, including without limitation for materials [***] by CyDex or its Third-Party Manufacturer expressly for Prism, its Affiliates or sublicensees and rendered unusable by Prism, its Affiliates or sublicensees due to such change in Specifications, and (2) CyDex shall have the right to [***] the for CAPTISOL by an [***] to the in manufacturing costs CyDex incurs due to such change.

3.3 Delivery. CyDex shall deliver to Prism or Prism’s designee each order of CAPTISOL, packed for shipment in accordance with CyDex’s customary practices and the Specifications and in a manner consistent with good commercial practices, [***] (Incoterms 2000) [***]. CyDex shall deliver such shipments to Prism or Prism’s designee on or within [***] days prior to the delivery date that is set forth in the applicable purchase order for any grade of CAPTISOL (if the delivery date is not specified in the purchase order for Clinical Grade CAPTISOL or Research Grade CAPTISOL, within [***] days after CyDex’s written acceptance to Prism of such purchase order in accordance with Section 3.1(d). Title and risk of

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loss and/or damage to CAPTISOL shall pass to Prism upon delivery of CAPTISOL to Prism or Prism’s designee at [***].

3.4 Quality Control; Acceptance and Rejection.

(a) Quality Agreement. Prior to Prism submitting its first purchase order for Commercial Grade CAPTISOL, the parties shall enter into a Quality Agreement (the “Quality Agreement”) that shall be appended to this Agreement. The Quality Agreement shall govern the allocation of responsibilities and obligations of each party to ensure the quality of Commercial Grade CAPTISOL and the procedures for releasing Commercial Grade CAPTISOL. To the extent there are any inconsistencies or conflicts between this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall control unless otherwise agreed to in writing by the parties.

(b) Quality Control. CyDex shall conduct or have conducted quality control testing of CAPTISOL prior to shipment in accordance with the Specifications and other quality control testing procedures approved by CyDex (the “Testing Methods”) and the Quality Agreement. CyDex shall retain or have retained accurate and complete records pertaining to such testing and release documents and similar documents in accordance with the Quality Agreement, industry standards and applicable laws. Each shipment of CAPTISOL hereunder ‘ shall be accompanied by a certificate of analysis for each lot of CAPTISOL therein. With each shipment of CAPTISOL, CyDex shall provide Prism with commercially appropriate shipping documentation, including bills of lading.

(c) Retention of Samples. CyDex shall, and shall cause the Third-Party Manufacturers to, properly store and retain for not less than [***] years after the date of last distribution of each batch by CyDex, samples (identified by batch number) of CAPTISOL and components thereof, in accordance with prudent industry standards and applicable laws (collectively, the “File Retention Samples”). CyDex shall provide Prism with reasonable access to and portions of the File Retention Samples for testing and other purposes upon Prism’s request.

(d) Acceptance Testing. Prism shall have a period of [***] days from the date of receipt to test or cause to be tested CAPTISOL supplied under this Agreement. Prism or its designee shall have the right to reject any shipment of CAPTISOL that does not conform with the Specifications at the time of delivery pursuant to Section 3.3 hereof when tested in accordance with the Testing Methods. In the case of CAPTISOL that fails to conform to the Specifications due to defects not readily discoverable prior to the shipment to Prism or within the [***] day period thereafter by inspection or analysis in accordance with the Testing Methods (such defects, “Latent Defects”), Prism shall have the right to reject any CAPTISOL with any Latent Defect discovered during the shelf life of the Licensed Product incorporating such CAPTISOL; provided that Prism shall notify CyDex in writing of any Latent Defect within [***] days from the date of discovery of such Latent Defect.

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(e) Confirmation. After its receipt of a notice of rejection from Prism pursuant to Section 3.4(d) above, CyDex shall notify Prism as soon as reasonably practical, in no event later than [***] days after its receipt of the notice of rejection whether it accepts Prism’s basis for rejection and Prism shall cooperate with CyDex in determining whether such rejection was necessary or justified. If the parties are unable to agree as to whether a shipment of CAPTISOL supplied by CyDex or its Third-Party Manufacturer hereunder meets the Specifications, such question shall be submitted to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne by the party whose results are shown by such laboratory to have been incorrect.

(f) Return or Destruction of Rejected Shipments. Prism may not return or destroy any batch of CAPTISOL until the earlier of (i) its receipt of written notification from CyDex that CyDex does not dispute that the batch fails to meet the Specifications and (ii) determination of the independent quality control laboratory that the batch fails to meet the Specifications. CyDex shall promptly notify Prism in writing either that Prism is authorized to destroy the rejected batch of CAPTISOL or that CyDex requires return of the rejected CAPTISOL. Upon written authorization from CyDex to do so, Prism shall promptly destroy the rejected batch of CAPTISOL and provide CyDex with written certification of such destruction. Upon receipt of CyDex’s request for return, Prism shall promptly return the rejected batch of CAPTISOL to CyDex. in each case, CyDex will reimburse Prism for the documented, reasonable costs associated with the storage, destruction or return of the rejected CAPTISOL.

(g) Refund or Replacement. Prism shall not be required to pay any invoice with respect to any shipment of CAPTISOL properly rejected pursuant to this Section 3.4. Notwithstanding the foregoing, Prism shall be obligated to pay in full for any rejected shipment of CAPTISOL that is subsequently determined to meet the Specifications in all material respects, irrespective of whether Prism has already paid CyDex for a replacement shipment. If Prism pays in full for a shipment of CAPTISOL and subsequently properly rejects such shipment in accordance with this Section 3.4, Prism shall be entitled, upon confirmation that such shipment failed to meet the Specifications, either (i) to a refund or credit equal to the purchase price paid with respect to such rejected shipment; or (ii) to require CyDex to replace such rejected shipment at no additional cost to Prism. [***] and [***] that, [***] for the [***] set forth in [***] to a [***] or to [***] of [***] of [***] hereunder shall be [***], and [***], with respect to [***] hereunder.

(h) Exceptions. Prism’s rights of rejection, return, refund and replacement set forth in this Section 3.4 shall not apply to any CAPTISOL that is non-conforming due to damage (i) caused by Prism, its Affiliates or sublicensees or their respective employees or agents, including but not limited to, misuse, neglect, improper storage, transportation or use beyond any dating provided or (ii) that occurs subsequent to delivery of such CAPTISOL to the carrier at the

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point of origin, including but not limited to any damage caused thereafter by accident, fire or other hazard and CyDex shall have no liability or responsibility to Prism with respect thereto.

3.5 Facilities and Inspections.

(a) Third-Party Manufacturers. Without limiting CyDex’s responsibility under this Agreement, CyDex shall have the right at any time to satisfy its supply obligations to Prism hereunder either in whole or in part through arrangements with third parties engaged to perform services or supply facilities or goods in connection with the manufacture or testing of CAPTISOL (each, a “Third-Party Manufacturer”). The parties hereby acknowledge and agree that, as of the Effective Date, [***] is a Third-Party Manufacturer. Notwithstanding anything to the contrary in this Agreement, CyDex shall remain fully responsible for the performance of such Third-Party Manufacturers and any breach or nonperformance of CyDex’s obligations under this Agreement by a Third-Party Manufacturer shall constitute a breach or non-performance by CyDex.

(b) Location. CAPTISOL shall be manufactured in Loures, Portugal (the “Primary Manufacturing Facility”) or Macau, People’s Republic of China (the “Backup Manufacturing Facility, together with the Primary Manufacturing Facility, the “Manufacturing Facilities”), both of which have been, or will have been, approved by the applicable governmental or regulatory authorities prior to the commencement of manufacturing of CAPTISOL at such facilities. CyDex shall, and shall cause Third-Party Manufacturers to, maintain all regulatory permits and approvals with respect to both Primary and Backup Manufacturing Facilities (as applicable). With respect to CAPTISOL to be supplied to Prism, CyDex shall not use any facility other than the Manufacturing Facilities and shall not change from one Manufacturing Facility to the other Manufacturing Facility except in accordance with the authorization of the applicable governmental or regulatory authorities and the change control procedures and with prior written notice to Prism.

(c) Maintenance of Manufacturing Facilities. During the Term of this Agreement, CyDex shall, and shall cause Third-Party Manufacturers to, maintain the Manufacturing Facilities, all personal property, equipment, machinery, CAPTISOL, raw materials, systems, intangibles, intellectual property and contract rights in use at the Manufacturing Facilities during the Term in the ordinary course of business, in compliance with cGMPs and applicable laws, rules and regulations.

(d) Inspection. CyDex shall permit no more than [***] of Prism’s authorized representatives, during normal working hours and upon reasonable prior notice to CyDex but in no event with less than [***] days prior notice, to inspect that portion of all CyDex facilities utilized for the manufacture, preparation, processing, storage or quality control of CAPTISOL or such facilities of any Third-Party Manufacturer, free of charge, no more frequently than [***] per calendar year except for Cause (as defined below). If Prism conducts additional inspections, CyDex [***] a [***] in an [***] agreed on by the parties in advance if

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such inspection is of a CyDex facility and [***] for any [***] to CyDex by the Third-Party Manufacturer for Prism’s inspection of a Third-Party Manufacturer’s facilities; provided, however, that Prism shall not be obligated to [***] for [***] to CyDex by the Third-Party Manufacturer for CyDex personnel who accompany Prism’s authorized representatives during such inspection. Each of Prism’s authorized personnel shall be authorized to conduct such manufacturing audits, shall comply with all applicable rules and regulations relating to facility security, health and safety, and shall execute a written confidentiality agreement with terms at least as restrictive as those set forth in Section 14 of the License Agreement. In no event shall any such manufacturing audit exceed [***] days in duration, except for Cause. The term “Cause” means that Prism shall have a reasonable basis to believe that CyDex or the Third-Party Manufacturers shall have violated this Agreement or that CAPTISOL shall have failed to conform to the Specifications. Prism shall ensure that its authorized representatives conduct each manufacturing audit in such a manner as to not interfere with the normal and ordinary operation of CyDex or its Third-Party Manufacturer. Except as expressly set forth in this Section 3.5, neither Prism nor its Affiliates, sublicensees or their respective employees or representatives shall have access to CyDex’s facilities or the facilities of any Third-Party Manufacturer.

(e) Documentation. CyDex shall, and shall cause the Third-Party Manufacturers to maintain in accordance with, and for the period required under, prudent industry standards, cGMPs and applicable laws, rules and regulations complete and adequate records pertaining to the methods and facilities used for the manufacture of CAPTISOL. Prism shall have the right to examine such records; provided, that such records will be deemed Confidential Information and subject to confidentiality and non-use obligations pursuant to Section 14 of the License Agreement.

3.6 Inability to Supply.

(a) Notice. CyDex shall notify Prism if CyDex is unable to supply or to timely supply the quantity of (i) Commercial Grade CAPTISOL ordered by Prism or (ii) Research Grade CAPTISOL or Clinical Grade CAPTISOL ordered by Prism as set forth in Section 3.1(d) above: (1) as soon as possible and in no event later than [***] days after CyDex’s receipt of a purchase order for Commercial Grade CAPTISOL (with respect to the quantity that is within the Purchase Volume Limitations) and in no event later than [***] days after CyDex’s receipt of a purchase order for Research Grade CAPTISOL, Clinical Grade CAPTISOL, or Commercial Grade CAPTISOL (in the latter case, with respect to the quantity that exceeds the Purchase Volume Limitations); or (2) immediately upon becoming aware of an event of Force Majeure that would render CyDex unable to supply or to timely supply to Prism the quantity of CAPTISOL that CyDex is required to supply hereunder.

(b) Allocation. Subject to Section 3.6(c), CyDex (i) shall allocate its available CAPTISOL among Prism and any other purchasers of CAPTISOL with which CyDex then has an on-going contractual relationship, in proportion to the quantity of CAPTISOL for

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which each of them has orders pending at such time and (ii) shall take all reasonable steps necessary to minimize supply delays; provided in no event shall any other purchaser be granted priority of supply over Prism with respect to Commercial Grade CAPTISOL.

(c) Shortage of Supply and Back-Up Manufacturing Rights. Each party hereby acknowledges that a material failure in the CAPTISOL supply chain may adversely affect the supply of the Licensed Product, which may have severe regulatory consequences to both parties since the Licensed Product may be viewed as a critical medication both clinically and by the applicable governmental and regulatory authorities. If (1) CyDex fails to timely supply to Prism at least [***] of the quantities of CAPTISOL properly forecasted and ordered by Prism (and provided such order was within the Purchase Volume Limitations) that conform to the Specifications and cGMPs for [***] or (2) CyDex is unable to supply or to timely supply to Prism the quantity of CAPTISOL that CyDex is required to deliver to Prism pursuant to accepted purchase orders due to an event of Force Majeure that lasts for more than [***] days (each, a “Failure to Supply”), then the following provisions shall be applicable:

(i) Alternate Facility. At Prism’s written request, CyDex shall [***] with [***] the [***] the [***] be [***] to [***] the [***] for the [***].

(ii) Alternate Supplier. At Prism’s written request, CyDex shall [***] with [***] the [***] the [***] be [***] to [***] for the [***], the of [***] with [***] to [***].

(iii) Transfer of Manufacturing Technology. Prism may, by providing written notice of the occurrence of such Failure to Supply, elect to assume manufacturing of CAPTISOL under its Manufacturing License (as defined below). In the event Prism elects to use another supplier to manufacture and supply CAPTISOL pursuant to this Section 3.6(c), CyDex, within [***] days of receipt of Prism’s written notice, or during such longer period as may be reasonably necessary, shall provide Prism with the documentation, know-how and technical information that is necessary to make and have made CAPTISOL. To the extent practicable, CyDex shall continue to supply Prism with its needs of CAPTISOL under the terms of this Agreement until Prism is capable of doing so.

(iv) Documentation to be Provided by CyDex. In particular, in connection with the transfer of the manufacturing technology for CAPTISOL, CyDex shall provide the following to Prism: (1) copies of flow charts of the manufacturing procedures and work instructions related to manufacturing CAPTISOL; (2) a list of all equipment, including the source of the equipment, utilized in the production of CAPTISOL; (3) copies of all current Specifications; (4) copies of all standard operating procedures for the manufacturing procedures

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to be transferred; (5) all necessary environmental conditions necessary to manufacture CAPTISOL and copies of any existing external environmental impact studies based on the materials or methods employed in the manufacturing method to be transferred; and (6) such other documentation as the parties may agree, in each case of the foregoing subclauses (1) through (6), that are necessary to make and have made CAPTISOL.

(v) Access to Personnel. CyDex shall make available to Prism, for a reasonable period of time, the assistance of CyDex’s employees and available external Third- Party Manufacturer’s resources to support the transfer of the manufacturing technology to Prism. CyDex shall use commercially reasonable efforts to ensure that these personnel will reasonably cooperate with Prism in the implementation of the manufacturing technology until such implementation has been completed successfully.

(d) Manufacturing License. CyDex hereby grants to Prism a non-exclusive, non-transferable license (without the right to sublicense) under all intellectual property rights by CyDex that are needed to manufacture CAPTISOL in the same manner as manufactured by the Third-Party Manufacturers solely to make, or to have made, CAPTISOL for the purpose of manufacturing Prism’s requirements of CAPTISOL for use in the manufacture of the Licensed Product in the Territory (“Manufacturing License”) for the remainder of the Term; provided that such Manufacturing License shall not be exercised until the occurrence of a Failure to Supply. For clarity, the Manufacturing License shall not include the right to make CAPTISOL for any other product or for any third party and Prism’s exercise of the Manufacturing License and the back-up manufacturing right pursuant to Section 3.6(c) hereof shall not be deemed a violation of this Agreement or the License Agreement and thereafter Prism shall not be required to purchase any of its requirement of CAPTISOL under either this Agreement or the License Agreement.

(e) Non-exclusive Remedy. Subject to Article 9, the remedy set forth in this Section 3.6 shall be in addition to, not in place of, any other remedies available to Prism under law or at equity against CyDex’s breach of this Agreement.

4. PRICING AND PAYMENT.

4.1 CAPTISOL Pricing. The initial purchase prices for CAPTISOL are as specified in Exhibit B attached hereto and such prices are subject to adjustment pursuant to this Section 4.1.

(a) CyDex’s Right to Increase the Prices. CyDex reserves the right to increase the purchase prices set forth on Exhibit B on each January 1 during the Term, starting [***], by written notice to Prism, by a percentage equal to [***], if any, in the [***] for the [***]-month period ending October 31 of the prior year. CyDex shall notify Prism of such increase, together with the supporting information, within [***] days of the publication of the [***]

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(b) Prism’s Failure to Place a Purchase Order. Subject to Section 12.4, if Prism fails to place a firm purchase order for any Q1 for a quantity of Commercial Grade CAPTISOL to be delivered during such Q1 equal to or greater than the quantity of Commercial Grade CAPTISOL Prism is obligated to purchase pursuant to the applicable Detailed Forecast, Prism shall reimburse CyDex for all reasonable costs and expenses incurred by CyDex in reliance upon Prism’s binding obligation; provided that CyDex shall use commercially reasonable efforts to mitigate any loss or cost it may incur by selling such quantity of Commercial Grade CAPTISOL to its other customers and using the raw materials and supplies of CAPTISOL acquired in contemplation of fulfilling such Prism order to manufacture CAPTISOL for CyDex’s other customers of CAPTISOL.

4.2 Invoicing; Payment. CyDex shall invoice Prism upon shipment of each order of CAPTISOL. All invoices shall be sent to the address specified in the applicable purchase order, and each invoice shall state the purchase price for CAPTISOL in such shipment, plus any documented insurance, shipping costs or other costs incidental to such purchase or shipment initially paid by CyDex but agreed in advance by Prism in writing to be borne by Prism hereunder; provided, however, that if such documented insurance, shipping costs or other costs incidental to such purchase or shipment initially paid by CyDex but agreed in advance by Prism in writing to be borne by Prism are not known at the time CyDex invoices Prism for the purchase price for the CAPTISOL ordered by Prism, CyDex may invoice such costs at a later date. Payment of such invoices shall be made within [***] days after the date thereof.

4.3 Currency; Taxes. All amounts due hereunder are stated in and shall be paid in, U.S. dollars, Prism shall pay all federal, state and local sales taxes (including any value added taxes in the event Prism requests CyDex to deliver CAPTISOL to international destinations) with respect to its purchase of CAPTISOL and CyDex shall pay income taxes and all other taxes other than the federal, state and local sales taxes (or value added taxes in the event Prism requests CyDex to deliver CAPTISOL to international destinations) with respect to its manufacture, sale and delivery of CAPTISOL. Each party shall indemnify and hold the other party harmless from any and all taxes for which it is responsible and any actions brought against the other party by any taxing authority with respect to such taxes.

4.4 Late Payments. Unpaid and undisputed balances shall accrue interest, from the due date until paid, at a rate equal to the lesser of (a) the prime rate, as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due, plus an additional two percent (2%) or (b) the maximum rate permitted under applicable law. If any amount due hereunder and not subject to a reasonable, good-faith dispute by Prism remains outstanding for more than [***] days after its due date, CyDex may, in addition to any other rights or remedies it may have, refuse to ship CAPTISOL hereunder except upon payment by Prism in advance.

5. REGULATORY MATTERS; ADVERSE EVENT REPORTING.

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5.1 Maintenance of DMF; Right to Reference. During the Term of this Agreement, CyDex shall maintain and update on a timely basis the DMF from time to time as appropriate or required in order to keep the DMF current and up to date and promptly notify Prism of any updates of the DMF. Prism shall have the right to reference the DMF solely in connection with Prism’s regulatory filings submitted in connection with obtaining Marketing Approval for the Licensed Product.

5.2 Preclinical In Vivo Studies. If Prism wishes to conduct any preclinical in vivo study of the Licensed Product utilizing CAPTISOL as a single agent at doses greater than those set forth in Exhibit C, Prism shall notify CyDex of any such study and of the protocol therefor in writing at least [***] days prior to commencing such study. If CyDex determines in its reasonable good faith determination that such study would materially adversely affect a product utilizing CAPTISOL, CyDex shall notify Prism within [***] days of receipt of such notice and protocol from Prism, and the parties shall discuss and attempt to resolve the matter in good faith. If the parties cannot resolve such matter within [***] days after CyDex notifies Prism of such determination, then the dispute shall be presented to the Chief Executive Officer of each party, or his or her respective designee, for resolution. If the parties’ chief executive officers, or their respective designees, cannot resolve the dispute within [***] days of being requested by a party to resolve such dispute, either party may initiate a short-form arbitration proceeding pursuant to Section 12.2(b) (Short-Form Arbitration) below. If CyDex determines in its reasonable good faith determination that such study would not materially adversely affect a product utilizing CAPTISOL, CyDex shall notify Prism within [***] days following receipt of Prism’s notice. Prism agrees to (i) immediately inform CyDex if any adverse effects are observed and ascribed to CAPTISOL in any study conducted under this Section 5.2, and (ii) provide CyDex with copies of the final and full reports of all studies conducted under this Section 5.2, promptly upon completion thereof, which reports shall constitute Prism’s Confidential Information, subject to Section 14 of the License Agreement.

5.3 Access to CAPTISOL Data. Each party shall have the right to reference and utilize all toxicology/safety and other relevant scientific data developed on CAPTISOL alone (and not in conjunction with a product formulation) by the other party, and in the case of Prism by Prism’s sublicensees or Affiliates, in connection with such party’s development and commercialization of CAPTISOL or compounds, at no cost to such party. Upon request by such party, the other party shall either provide such party with a copy of all such data or shall make such data accessible to such party at such times and locations mutually agreed upon by the parties.

5.4 CAPTISOL Information Submitted for Regulatory Review. Except as otherwise set forth herein, Prism shall be solely responsible for all communications with regulatory agencies in connection with the Licensed Product. Notwithstanding the foregoing, Prism shall provide CyDex with copies of the portions of all regulatory submissions containing CAPTISOL data alone (and not in conjunction with any product formulation) [***] days prior to submission and shall allow CyDex to review and comment upon said submissions. If CyDex

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determines in its reasonable good faith determination that any such submission would materially adversely affect another product utilizing CAPTISOL, CyDex shall notify Prism within [***] days of receipt of such submission, and the parties shall discuss and attempt to resolve the matter in good faith. If the parties cannot resolve such matter within [***] days after CyDex notifies Prism of such a determination, then the dispute shall be presented to the Chief Executive Officer of each party, or his or her respective designee, for resolution. If the parties’ Chief Executive Officers, or their respective designees, cannot resolve the dispute within [***] days of being requested by a party to resolve such dispute, either party may initiate a short-form arbitration proceeding pursuant to Section 12.2(b) (Short-Form Arbitration) below.

5.5 Communication with Regulatory Authorities. Prism shall inform CyDex of Prism’s meetings with the FDA (or other regulatory agencies in the Territory) regarding CAPTISOL alone. If Prism submits written responses to the FDA that include data on CAPTISOL alone, CyDex shall be permitted to review such written materials prior to submission. If CyDex reasonably objects to the contents of such written responses relating to CAPTISOL, the parties agree to cooperate in working toward a reasonable and mutually agreeable response.

5.6 Material Safety. CyDex shall provide Prism, in writing, from time to time, with (a) complete and accurate relevant information currently known to it regarding handling precautions, toxicity and hazards with respect to CAPTISOL, and (b) the then-current material safety data sheet for CAPTISOL and shall promptly provide Prism with all updates thereto. Subject to the foregoing, Prism is solely responsible for (i) use of all documentation provided by CyDex, including without limitation, use in any regulatory submission to the FDA or any other regulatory agency in the Territory, (ii) document control and retention, and (iii) determining the suitability of any documentation provided by CyDex hereunder for use in any regulatory submission.

5.7 Adverse Event Reporting. Each party shall adhere, and shall require that its Affiliates, sublicensees, co-marketers and distributors adhere, to all requirements of applicable law and regulations that relate to the reporting and investigation of any adverse event, including without limitation an unfavorable and unintended diagnosis, symptom, sign (including an abnormal laboratory finding), syndrome or disease, whether or not considered to be related to CAPTISOL or a product containing CAPTISOL, which occurs or worsens following administration of CAPTISOL or a product containing CAPTISOL. Each party shall provide the other party with copies of all reports of any such adverse event which is serious (any such adverse event involving CAPTISOL or a product containing CAPTISOL that results in death, is life-threatening, requires or prolongs inpatient hospitalization, results in disability, congenital anomaly or is medically important (i.e., may require other medical or surgical intervention to prevent other serious criteria from occurring)) which such party has reason to believe is associated with CAPTISOL or a product containing CAPTISOL within [***] business days following (i) such party’s submission of any such report to any regulatory agency, or (ii) receipt from such party’s sublicensee, customer, co-marketer or distributor of any such report to any

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regulatory agency. Each party shall also advise the other party regarding any proposed labeling or registration dossier changes affecting CAPTISOL. Reports from a party shall be delivered to the attention of Vice President, Chief Scientific Officer of the other party, with a copy to Chief Executive Officer, of the other party, at the address set forth in Section 12.5 hereof. The parties shall cooperate with each other with regard to investigation of any such serious adverse event, whether experienced by Prism, CyDex or any other Affiliate, sublicensee, customer, co-marketer or distributor of CyDex or Prism.

5.8 Product Recalls. If any CAPTISOL should be alleged or proven not to meet the Specifications, the party that becomes first aware of such shall notify the other party immediately, and both parties shall cooperate fully regarding the investigation and disposition of any such matter. If Prism should deem it appropriate to recall the Licensed Product and such recall is due to the failure of CAPTISOL to conform to the relevant Specifications or comply with the cGMPs at the time of delivery by CyDex, then CyDex agrees, upon substantiation thereof, to bear all reasonable costs associated with said recall, including refund of the purchase price for such CAPTISOL and the actual cost of conducting the recall in accordance with the recall guidelines of the applicable governmental authority. Prism shall in all events be responsible for conducting any such recalls with respect to the Licensed Product and shall maintain records of all sales of Licensed Product and customers sufficient to adequately administer any such recall, for a period of [***] years after expiration or termination of this Agreement.

6. CONFIDENTIALITY.

6.1 Confidentiality. The provisions of Section 14 of the License Agreement are incorporated herein by reference as if fully set forth herein.

6.2 Third Party Information. Prism acknowledges that CyDex’s Confidential Information includes information developed by Pfizer, Inc. that is confidential to both CyDex and Pfizer. In so far as Confidential Information of Pfizer, Inc. is disclosed, Pfizer, Inc. is a third-party beneficiary of this Article 6 of this Agreement and may enforce it or seek remedies pursuant to it in accordance with its terms.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Mutual Representations and Warranties. Each party represents and warrants to the other as follows:

(a) it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

(b) it has the complete and unrestricted power and right to enter into this Agreement and to perform its obligations hereunder;

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(c) this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity;

(d) the execution, delivery and performance of this Agreement by such party do not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party; and

(e) all consents, approvals and authorizations from all governmental authorities or other third parties required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained.

7.2 Limited Warranty. CyDex represents, warrants and covenants to Prism that:

(a) all CAPTISOL will be and is (as of the time of delivery) manufactured in accordance with and conform to the respective Specifications (as applicable for Research Grade CAPTISOL, Clinical Grade CAPTISOL or Commercial Grade CAPTISOL), cGMPs, all applicable laws, rules and regulations, and any further manufacturing, packaging or other standards agreed upon in writing by the parties and all CAPTISOL delivered under this Agreement will be and is (as of the time of delivery) free and clear of all liens and encumbrances will not be and is not (as of the time of delivery) adulterated or misbranded and will have and has (as of the time of delivery) a shelf life of at least [***] years;

(b) the operation of the Primary Manufacturing Facility is and will be at all times during the Term of this Agreement and the Back-up Manufacturing Facility will, when used, be in compliance with the cGMP and all applicable laws, rules and regulations (including the receipt and possession of all applicable permits and authorizations), and any further manufacturing, packaging or other standards agreed upon in writing by the parties;

(c) CyDex has not and will not use in any capacity the services of any persons debarred or convicted under 21 U.S.C. § 335(a) or 335(b) in supplying CAPTISOL to Prism; none of the Third Party Manufacturer is a person debarred or convicted under 21 U.S.C. § 335(a) or 335(b) and CyDex has contractually required the Third Party Manufacturers not to use in any capacity the services of any person debarred or convicted under 21 U.S.C. § 335(a) or 335(b);

(d) CyDex has the right to grant the Manufacturing License pursuant to Section 3.6(d) hereof;

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(e) as of the Effective Date to CyDex’s knowledge, without any further investigation or analysis, the supplying of CAPTISOL by CyDex (including the manufacturing of CAPTISOL by the Third-Party Manufacturers for such supply) does not infringe any intellectual property rights of any third party; and

(f) CyDex will not enter into any agreement or arrangement with any party which will prevent it from performing or impair its ability to performing its obligations under this Agreement.

7.3 Disclaimer. THE WARRANTIES SET FORTH IN THIS ARTICLE 7 ABOVE ARE PROVIDED IN LIEU OF, AND EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

8. INDEMNIFICATION.

8.1 By CyDex. CyDex shall defend, indemnify and hold Prism and its Affiliates and sublicensees, and each of their respective directors, officers and employees, harmless from and against any and all losses, damages, liabilities, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) (collectively “Losses”) incurred by Prism as a result of any claim, demand, action or other proceeding (each, a “Claim”) by a third party, to the extent such Losses arise out of (a) CyDex’s breach of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (b) the negligence or willful misconduct by CyDex or its Affiliates or Third-Party Manufacturers or their respective officers, directors, employees, agents or consultants in performing any obligations under this Agreement, or (c) failure of CyDex (or its Affiliates or Third-Party Manufacturers) to comply with cGMPs, applicable Specifications or applicable laws, rules or regulations in connection with the manufacture, storage, handling and delivery of CAPTISOL supplied to Prism hereunder; provided, however, that in each of the foregoing subclauses (a) through (c), CyDex shall be relieved of its obligations under this Section 8.1 to the extent such Claims arise out of any of the conditions specified in Section 8.2 below.

8.2 By Prism. Prism shall defend, indemnify and hold CyDex and its Affiliates, and each of their respective directors, officers and employees, harmless from and against any and all Losses incurred by CyDex as a result of any Claim by a third party, to the extent such Losses arise out of (a) the development, manufacturing, use, handling, advertising, promotion, marketing or sale of Licensed Products by Prism, its Affiliates, sublicensees, distributors, agents, or other parties, (b) Prism’s breach of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (c) the negligence or willful misconduct by Prism or its Affiliates or their respective sublicensees in performing any obligations under this Agreement; provided, however, that in each of the foregoing subclauses (a) through (c), Prism shall be relieved of its obligations under this Section 8.2 to the extent such claims arise out of any of the conditions specified in Section 8.1 above.

8.3 Expenses. As the parties intend complete indemnification, all costs and expenses of enforcing any provision of this Article 8 shall also be reimbursed by the indemnifying party.

8.4 Procedure. The party intending to claim indemnification under this Article 8 (an “Indemnitee”) shall promptly notify the other party (the “Indemnitor”) of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof whether or not such Claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, unless Indemnitor does not assume the defense, in which case the reasonable fees and expenses of counsel retained by the Indemnitee shall be paid by the Indemnitor. The Indemnitee, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any Claim.

9. LIMITATION OF LIABILITY.

EXCEPT FOR DAMAGES FOR WHICH A PARTY IS RESPONSIBLE PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLE 8 ABOVE OR FOR A BREACH OF A PARTY’S OBLIGATIONS OF CONFIDENTIALITY SET FORTH IN ARTICLE 6, (I) EACH PARTY SPECIFICALLY DISCLAIMS ALL LIABILITY FOR AND SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS, INTERRUPTIONS OF BUSINESS OR OTHER DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR RESULTING FROM THE MANUFACTURE, HANDLING, MARKETING, SALE, DISTRIBUTION OR USE OF CAPTISOL OR THE LICENSED PRODUCT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) [***] FOR [***] OF [***] TO [***] OF (A) [***] [***], (B) [***] BY [***] THE [***] AND [***] FOR [***] AND [***], IN EACH CASE, DURING THE [***] THE [***] TO [***] AND (C) THE [***] BY [***] THE [***] AND THIS [***] FOR [***] AND THE [***] IN EACH CASE, DURING THE [***] IMMEDIATELY [***] THE [***] TO [***]. NEITHER PARTY SHALL HAVE ANY REMEDY OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF OR RELATED TO THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN [***] YEARS AFTER SUCH PARTY HAS KNOWLEDGE OF THE OCCURRENCE THAT GAVE RISE TO THE CAUSE OF SUCH ACTION.

10. INSURANCE.

CyDex shall maintain product liability insurance at all times during the Term of this Agreement with respect to CAPTISOL and its obligations hereunder. Such insurance shall be in such amounts and on such terms as may be the standard prevailing in the industry at the time, but

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in no event less than [***] dollars [***]. CyDex will provide to Prism evidence of such insurance coverage upon Prism’s request. CyDex shall not change or modify its insurance without Prism’s prior consent, which consent shall not be unreasonably withheld. CyDex further agrees to cause such policy to name Prism as an additional insured without cost to Prism.

11. TERM AND TERMINATION.

11.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in effect thereafter until the expiration of the License Agreement, unless terminated earlier as set forth herein for a minimum period of five (5) years following the Effective Date (the “Initial Term”). Unless otherwise terminated pursuant to the terms hereof, this Agreement shall be automatically renewed annually thereafter, unless either party provides written notice of termination to the other at least [***] months prior to the end of the Initial Term or any renewal term. The Initial Term and any renewal term are collectively referred to herein as the “Term.”

11.2 Termination for Cause. If a party should violate or fail to perform any term or covenant of this Agreement, then the other party may give written notice of such default (a “Notice of Default”) to the breaching party. If the breach party should fail to cure such default within [***] days of the date of such notice or prior to the natural expiration date of this Agreement, whichever is shorter in duration, the other party shall have the right to terminate this Agreement by a second written notice (a “Notice of Termination”) to the breaching party. If a Notice of Termination is sent to a party, this Agreement shall automatically terminate on the effective date of such notice. In addition, each party may terminate this Agreement immediately upon written notice to the other party in the event the other party makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against it that is not dismissed within [***] days of such filing.

11.3 Termination with License Agreement. This Agreement shall automatically terminate upon the expiration or termination, for whatever reason, of the License Agreement.

11.4 Termination for Force Majeure Event. Notwithstanding anything to the contrary contained in this Agreement, if an event of Force Majeure shall have occurred and be continuing for [***] days, the party not suffering such event of Force Majeure shall be entitled to terminate this Agreement effective immediately upon written notice to the party suffering such event of Force Majeure.

11.5 Termination for Regulatory Reasons. Prism shall have the right to terminate the Agreement (in whole or in part) at any time by giving [***] business days prior written notice to CyDex if any applicable governmental or regulatory authority that regulates CAPTISOL or the Licensed Product takes any action the result of which is to prohibit the manufacture, sale or use or any similar action of the Licensed Product or any raw material

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contained therein or to impose significant restriction on the manufacture, sale or use or any similar action of CAPTISOL or the Licensed Product.

11.6 Return of Confidential Information. Following the termination or expiration of this Agreement, each party shall promptly return all relevant records and materials in its possession or control containing the other party’s Confidential Information with respect to which the other party does not retain rights hereunder; provided, however, that each party may retain one archival copy of such records and materials solely to be able to monitor its obligations that survive under this Agreement.

11.7 Pending Purchase Orders. Except in cases of the termination of this Agreement for an event of Force Majeure in accordance with Section 11.4, the termination of this Agreement shall not affect purchase orders placed by Prism at the time a Notice of Termination is given and until the time any such termination becomes effective and CyDex shall immediately suspend and cause to be suspended all manufacturing activities hereunder except the activities for fulfilling Prism’s outstanding purchase orders. Except its obligation to make payment with respect to such outstanding purchase orders pursuant to this Agreement, Prism shall have no liability to CyDex for any costs that CyDex may have incurred (or to which CyDex may be committed) in connection with materials used by CyDex in the manufacturing or packaging of CAPTISOL prior to the effectiveness of any notice of termination in connection with any termination other than (a) termination by CyDex for cause in accordance with Section 11.2 or (b) termination by Prism for regulatory reasons in accordance with Section 11.5 if the governmental or regulatory action giving rise to such termination was specific to the Licensed Product and not to CAPTISOL generally; provided that any costs of materials that Prism may be responsible for as a result of termination described in sub-clause (a) or (b) in the foregoing shall be limited to the costs of materials, if any, used by CyDex in its good faith reliance on Prism’s forecast in manufacturing or packaging such quantity of CAPTISOL for the Q2 as set forth in the Detailed Forecast submitted by Prism prior to the Notice of Termination.

11.8 Survival. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions prior to the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Such termination or expiration shall not relieve either party from obligations that are expressly indicated to survive termination or expiration of this Agreement, nor shall any termination or expiration of this Agreement relieve Prism of its obligation to pay CyDex sums due in respect of CAPTISOL shipped prior to termination or expiration of this Agreement, subject to Section 3.4. Sections 3.4 (Quality Control; Acceptance and Rejection), 4.1 (Pricing), 4.3 (Currency; Taxes), 4.4 (Late Payments), 5.7 (Adverse Event Reporting), 5.8 (Product Recalls), 11.6 (Return of Confidential Information), 11.7 (Pending Purchase Orders), 11.8 (Survival) and Articles 1 (Definitions), 6 (Confidentiality), 7 (Representations and Warranties, solely to the extent the representations, warranties and covenants apply to the period prior to the termination or expiration of this Agreement), 8 (Indemnification), 9 (Limitation of Liability), and 12 (General Provisions) shall survive termination or expiration of this Agreement.

12. GENERAL PROVISIONS.

12.1 Relationship of Parties. Each of the parties hereto is an independent contractor and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other.

12.2 Arbitration.

(a) Procedure. Except as otherwise expressly set forth in Section 12.2(b) below, any and all controversies, disputes or claims arising out of, in connection with, or relating to the interpretation, performance or breach of this Agreement, or any amount due hereunder, including without limitation, any claim based on contract, tort or statute shall be settled as follows:

(i) The Management Committee (as defined in Section 3.1 of the License Agreement) shall, initially meet to attempt to resolve the dispute;

(ii) If the Management Committee cannot resolve such dispute within [***] days after either party requests such a meeting, then either party may request that the Chief Executive Officer of each party meet to attempt to resolve such dispute;

(iii) If the Chief Executive Officers cannot resolve such dispute within [***] days after either party requests such a meeting, then such controversy, dispute or claim shall be settled solely and exclusively by arbitration.

Any arbitration pursuant to this Section 12.2(a) shall be conducted in [***] before and in accordance with the then existing Commercial Dispute Resolution Procedures through the American Arbitration Association, using an arbitrator mutually selected by CyDex and Prism from a list of those designated by the American Arbitration Association, or if the parties disagree, otherwise appointed by the American Arbitration Association. At any time, a party may seek or obtain preliminary, interim or conservatory measures from the arbitrators or from a court. Any arbitration shall be final and binding. The findings shall be delivered in a written opinion with findings of fact based on the record. Any judgment upon any interim or final award or order rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. The parties intend that with respect to any arbitration proceeding commenced hereunder, each party shall bear such party’s own costs and expenses (including expert witness and attorneys’ fees) of investigating, preparing, and pursuing such arbitration claim. Notwithstanding the foregoing, neither party shall be bound to follow the dispute resolution process described in this Section 12.2(a) with respect to any dispute, controversy or claim for which interim equitable relief from a court is necessary to prevent serious and irreparable injury to a party.

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(b) Short-Form Arbitration. Any dispute subject to short-form arbitration as provided in this Agreement shall be finally settled by binding arbitration conducted, in accordance with the rules of the American Arbitration Association then in effect, in [***] if such proceeding is initiated by Prism or in Philadelphia, Pennsylvania if such the proceeding is initiated by CyDex, by a single arbitrator mutually selected by CyDex and Prism from a list of those designated by the American Arbitration Association, or if the parties disagree, otherwise appointed by the American Arbitration Association. Such arbitrator shall make his or her determination on the basis of “baseball arbitration” principles. THE FOREGOING REMEDY SHALL BE EACH PARTY’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY SUCH DISPUTE. The expenses of any arbitration, including the reasonable attorneys’ fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault. In each case, the parties and arbitrator shall use all diligent efforts to complete such arbitration within [***] days of appointment of the arbitrator.

(c) Confidentiality of Proceedings. All arbitration proceedings hereunder shall be confidential and the arbitrator(s) shall issue appropriate protective orders to safeguard each party’s Confidential Information. Except as required by law, no party shall make (or instruct the arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the arbitrator(s) without prior written consent of the other party.

12.3 Costs and Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear all costs and expenses associated with the performance of such party’s obligations under this Agreement.

12.4 Force Majeure. Subject to Section 11.4, neither party shall be liable for failure to perform, or delay in the performance of, its obligations under this Agreement (other than payment obligations) when such failure or delay is caused by an event of Force Majeure. If, due to any event of Force Majeure, either party shall be unable to fulfill its obligations under this Agreement (other than payment obligations), the affected party shall immediately notify the other party of such inability and of the period during which such inability is expected to continue and shall immediately assume its performance once the conditions causing the event of Force Majeure cease to exist.

12.5 Notices. Any notice, request, or communication under this Agreement shall be effective only if it is in writing and personally delivered; sent by certified mail, postage pre-paid; facsimile with receipt confirmed; or by nationally recognized overnight courier with signature required, addressed to the parties at the addresses stated below or such other persons and/or addresses as shall be furnished in writing by any party in accordance with this Section 12.5. Unless otherwise provided, all notices shall be sent:

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If to CyDex:	If to Prism:

Attention: John M. Siebert Ph.D. President and CEO CyDex, Inc. 10513 W. 84th Terr. Lenexa, Kansas 66214	Attention: Warren D. Cooper President and CEO Prism Pharmaceuticals, Inc 1150 First Ave, Suite 1050, King of Prussia, PA 19406

with a copy to:

Morgan Lewis & Bockius, LLP Attn: Stephen A. Jannetta, Esq. 1701 Market Street Philadelphia, PA 19103

If sent by facsimile transmission, the date of transmission shall be deemed to be the date on which such notice, request or communication was given. If sent by overnight courier, the next business day after the date of deposit with such courier shall be deemed to be the date on which such notice, request or communication was given. If sent by certified mail, the third business day after the date of mailing shall be deemed the date on which such notice, request or communication was given.

12.6 Use of Name. Without the other party’s prior written consent, neither party shall have any right, express or implied, to use in any manner the name or other designation of the other party or any other trade name or trademark of the other party for any purpose, except as may be required by applicable law or regulation.

12.7 Public Announcements. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, or the terms hereof, will be made without the other party’s prior written approval, which approval shall not be unreasonably withheld. Notwithstanding the above, once the content and timing of a public announcement of the fact that the parties have entered into this Agreement has been agreed to between the parties and such announcement has been made, each party shall be free to disclose to third parties the fact that it has entered into the Agreement with the other party, as well as any other information contained in said public announcement. In the event of a public announcement required to be made to comply with applicable laws or regulations, the party making such announcement shall provide the other party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other party a reasonable opportunity to review and comment upon the proposed text and the timing of such disclosure and seek confidential treatment thereof.

12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any conflicts of law principles that require the application of the law of a different state).

12.9 Entire Agreement; Amendment. This Agreement, the License Agreement and all Exhibits attached hereto or thereto contain the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, written or oral, between CyDex and Prism relating to the subject matter of this Agreement. This Agreement may not be amended unless agreed to in writing by both parties.

12.10 Binding Effect. This Agreement shall be binding upon, and the rights and obligations hereof shall apply to CyDex and Prism and their successor(s) and permitted assigns. The name of a party appearing herein shall be deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

12.11 Waiver. The rights of either party under this Agreement may be exercised from time to time, singularly or in combination, and the exercise of one or more such rights shall not be deemed to be a waiver of any one or more of the other. No waiver of any breach of a term, provision or condition of this Agreement shall be deemed to have been made by either party unless such waiver is addressed in writing and signed by an authorized representative of that party. The failure of either party to insist upon the strict performance of any of the terms, provisions or conditions of this Agreement, or to exercise any option contained in this Agreement, shall not be construed as a waiver or relinquishment for the future of any such term, provision, condition or option or the waiver or relinquishment of any other term, provision, condition or option.

12.12 Severability. If a final judicial determination is made that any provision of this Agreement is unenforceable, this Agreement shall be rendered void only to the extent that such judicial determination finds such provision unenforceable, and such unenforceable provision shall be automatically reconstituted and become a part of this Agreement, effective as of the date first written above, to the maximum extent they are lawfully enforceable.

12.13 Assignment. Neither party may assign its rights or delegate its obligations under this Agreement, in whole or in part to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement to an Affiliate or to a third party successor of such party, whether by way of merger, sale of all or substantially all of its assets, sale of stock or otherwise, without the other party’s prior written consent. As a condition to any permitted assignment hereunder, the assignor must guarantee the performance of any assignee to the terms and obligations of this Agreement. Any assignment not in accordance with this Section 12.13 shall be void.

12.14 Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.15 Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

* * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CYDEX, INC.

By:	/s/ John M. Siebert

Name:	John M. Siebert, Ph.D.

Title:	President and CEO

PRISM PHARMACEUTICALS, INC.

By:	/s/ Warren D. Cooper

Name:	Warren D. Cooper

Title:	President and CEO

EXHIBIT A

SPECIFICATIONS

CAPTISOL, Clinical and Commercial Grade

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Exhibit B

Purchase Price for CAPTISOL

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Exhibit C

Dosage of CAPTISOL in Single Agent

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